Sub-Item 77M
Mergers

I. During the reporting period ended
   February 28,2003, MPAM Mid Cap Stock
   Fund (the "Acquiring Fund")
  (now known as "Mellon Mid Cap Stock
   Fund"), a series of MPAM Funds Trust
  (the "Trust") (now known as "Mellon Funds
   Trust"), was the surviving entity of a
   merger with Dreyfus Premier Small Company
   Stock Fund (the "Acquired Fund"), a
   series of The Dreyfus/Laurel Funds, Inc.
   ("D/LF").

On January 31, 2002 and April 25, 2002 the
Acquired Fund's Board, and on March 5, 2002 and April 30, 2002 the Trust's Board, considered the merger and approved an Agreement and Plan of Reorganization (the "Plan")providing for the transfer of all assets, subject to liabilities, of the Acquired Fund in exchange for Acquiring
Fund shares having an aggregate net asset value of the Acquired Fund shares as described below
(the "Exchange").

At a Special Meeting of Shareholders of the Acquired Fund held on August 22, 2002, shareholders of the Acquired Fund voted to approve the Plan. The votes of the Acquiring
Fund shareholders were not solicited since their approval or consent was not necessary for the Exchange.

After the close of business on
September 6, 2002, the Exchange was consummated with respect to the Plan. Holders of Class A, Class C and Class T shares of the Acquired Fund received Investor shares of the Acquiring Fund, holders of Class B shares of the Acquired Fund received Dreyfus Premier shares of the Acquiring
Fund and holders of Class R shares of the Acquired Fund received MPAM shares (now known as "Class M" shares) of the Acquiring Fund, in each case in an amount equal to the aggregate net asset value of their respective investment in the Acquired Fund at the time of the Exchange.
The Acquired Fund distributed such Acquiring
Fund shares among its shareholders, and
thereafter the Acquired Fund was terminated as a series of D/LF.







II. During the reporting period ended
February 28, 2003,MPAM Massachusetts
Intermediate Municipal Bond Fund
(the "Acquiring Fund")(now known as
"Mellon Massachusetts Intermediate
 Municipal Bond Fund"), a series of
 MPAM Funds Trust(the "Trust")
(now known as "Mellon Funds Trust"),
 was the surviving entity of a
 reorganization with Dreyfus Premier
 Limited Term Massachusetts Municipal
 Fund (the "Acquired Fund"), a series
 of The Dreyfus/Laurel Tax-Free
 Municipal Funds("D/LTFMF").

On January 31, 2002 and April 25, 2002 the
Acquired Fund's Board, and on March 5, 2002 and April 30, 2002 the Trust's Board, considered the reorganization and approved an Agreement and Plan of Reorganization (the "Plan") providing for the transfer of all assets, subject to liabilities, of the Acquired Fund in exchange for Acquiring Fund shares having an aggregate net asset value of the Acquired Fund shares as described below (the "Reorganization").

At a Special Meeting of Shareholders of the Acquired Fund held on August 22, 2002, shareholders of the Acquired Fund voted to approve the Plan. The votes of the Acquiring
Fund shareholders were not solicited since their approval or consent was not necessary for the Reorganization.

After the close of business on September 6, 2002, the Reorganization was consummated with respect to the Plan. Holders of Class A and Class C shares of the Acquired Fund received
Investor shares of the Acquiring Fund, holders of Class B shares of the Acquired Fund received
Dreyfus Premier shares of the Acquiring Fund and holders of Class R shares of the Acquired
Fund received MPAM shares (now known as
"Class M" shares)of the Acquiring Fund, in each case in an amount equal to the aggregate net asset value of their respective investment in the Acquired Fund at the time of the Reorganization. The Acquired Fund distributed such Acquiring Fund shares among its shareholders, and thereafter the Acquired
Fund was terminated as a series of D/LTFMF.






III. During the reporting period ended
February 28, 2003, MPAM National
Intermediate Municipal Bond Fund
(the "Acquiring Fund")(now known as
"Mellon National Intermediate
 Municipal Bond Fund"), a series of
 MPAM Funds Trust (the "Trust")
 (now known as "Mellon Funds Trust"),
 was the surviving entity of a merger
 with Dreyfus Premier Limited Term
 Municipal Fund (the "Acquired Fund"),
 a series of The Dreyfus/Laurel
 Tax-Free Municipal Funds ("D/LTFMF").
 January 31, 2002 and April 25, 2002
 the Acquired Fund's Board, and on
 March 5, 2002 and April 30, 2002
 the Trust's Board, considered the
 exchange and approved an Agreement
 and Plan of Reorganization (the "Plan")
 providing for the transfer of all assets, subject to liabilities, of the Acquired
 Fund in exchange for Acquiring Fund
 shares having an aggregate net asset
 value of the Acquired Fund shares
 as described below (the "Exchange").

At a Special Meeting of Shareholders of the Acquired Fund held on September 26, 2002, shareholders of the Acquired Fund voted t approve the Plan. The votes of the Acquiring
Fund shareholders were not solicited since their approval or consent was not necessary for the Exchange.

After the close of business on October 11, 2002, the Exchange was consummated with respect to the Plan. Holders of Class A and Class C shares of the Acquired Fund received Investor shares of the Acquiring Fund, holders of Class B shares of the Acquired Fund received Dreyfus Premier shares of the Acquiring Fund and holders of Class R shares of the Acquired Fund received
MPAM shares (now known as "Class M" shares) of the Acquiring Fund, in each case in an amount equal to the aggregate net asset value of their respective investment in the Acquired
Fund at the time of the Exchange. The Acquired
Fund distributed such Acquiring Fund shares among its shareholders, and thereafter the Acquired Fund was terminated as a series of D/LTFMF.